Exhibit 32

EXHIBIT 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Herbert W. Watts, President and Chief Executive Officer, and John M. Digby, Chief Financial Officer and Treasurer, of Great Pee Dee Bancorp, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-KSB for the year ended June 30, 2004 and that to the best of his knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Great Pee Dee Bancorp, Inc. and will be retained by Great Pee Dee Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

September 27, 2004	/s/ Herbert W. Watts
Date	Herbert W. Watts
President and Chief Executive Officer

September 27, 2004	/s/ John M. Digby
Date	John M. Digby
Chief Financial Officer and Treasurer